UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 14, 2018
Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One South Main, 11th Floor, Salt Lake City, Utah 84133
(Address of principal executive offices) (Zip Code)
(801) 844-7637
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) Zions Bancorporation, a Utah corporation (“Zions”), held a special meeting (the “Special Meeting”) of holders of Zions’s common stock on September 14, 2018. At the Special Meeting, holders of Zions’s common stock approved the Agreement and Plan of Merger (the “Plan of Merger”), dated as of April 5, 2018, by and between Zions and its wholly-owned bank subsidiary, ZB, N.A. (the “Bank”), as amended and restated July 10, 2018. Proxies in respect of a sufficient number of votes were received to approve the proposal to authorize Zions’s board of directors to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the Plan of Merger or to vote on other matters properly brought before the Special Meeting, but an adjournment was not necessary in light of the approval of the Plan of Merger. The close of business on July 19, 2018 had been fixed as the record date for determining the holders of Zions’s common stock entitled to receive notice of and to vote at the special meeting of shareholders. As of the close of business on July 19, 2018, 195,400,933 shares of Zions’s common stock were issued and outstanding and entitled to vote at the Special Meeting.

(b) The item voted upon at the Special Meeting and the final voting results for the proposal were as follows:

To approve the Agreement and Plan of Merger, dated as of April 5, 2018, by and between Zions Bancorporation and its wholly-owned bank subsidiary, ZB, N.A., as amended and restated July 10, 2018, effecting an internal corporate restructuring in which Zions will be merged with and into the Bank, with the Bank continuing as the surviving entity.

For	Against	Abstain
152,848,633	122,600	83,730

(c) Not applicable

(d) Not applicable

SIGNATURE
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION
Date: September 14, 2018	By:	/s/ Paul E. Burdiss Paul E. Burdiss Executive Vice President and Chief Financial Officer